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                                                                  EXHIBIT 10.16

                             DEVELOPMENT AGREEMENT


STATE  OF  LOUISIANA

PARISH OF CALCASIEU


     BE IT KNOWN, that on the date hereinafter set forth, before the undersigned Notaries public, duly commissioned and qualified in and for the state and parish aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ST. CHARLES GAMING COMPANY, INC., a Louisiana corporation (herein called "St. Charles"), herein represented by Edward R. McMurphy, its duly authorized president, and the CALCASIEU PARISH POLICE JURY (hereinafter called the "Parish"), herein represented by Ray Campbell, its duly authorized president, who declared that:

          ST. CHARLES is the owner of a riverboat gaming vessel currently known as the "Crown Casino" (the "Casino").

          ST. CHARLES is currently licensed (the "License") to operate the Casino in the State of Louisiana by the Louisiana Riverboat Gaming Enforcement Division of the Gaming
     Enforcement Section of the Office of State Police, Department of Public Safety and Corrections (the "Division").

          ST. CHARLES has received the approval of the Louisiana
     Riverboat Gaming Commission (the "Commission") to locate the berthing site for its Casino at a location in the unincorporated area of Calcasieu Parish, Louisiana commonly known as the "Burton Shell Yard" (the "Site").

          ST. CHARLES has requested that the Parish cooperate with and assist St. Charles in its efforts to locate the Casino at the Site and develop the Site as the location for the Casino and related entertainment and dining facilities.

     NOW, THEREFORE, for and in consideration of the mutual and dependent agreements of the Parish and St. Charles hereinafter set forth, St. Charles and the Parish agree to the following:

                                   ARTICLE I

                      MONETARY OBLIGATIONS OF ST. CHARLES

     Section 1.1. Initial Cash Payment. St. Charles shall pay to the Parish the cash sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) on the Opening Date (as hereinafter defined) of the Casino at the Site (the "Initial Cash Payment"). The term "Opening Date" shall mean the first (1st) date a revenue-paying customer is admitted to the Casino at the Site.





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     Section 1.2.   Annual Cash Payments.  St. Charles shall pay to the
Parish the cash sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) in each consecutive twelve (12) month period from and after the Opening Date for so long as St. Charles continues to operate the Casino at the Site (the "Annual Cash Payment"). The Annual Cash Payment shall be payable in equal quarterly installments of TWO HUNDRED FIFTY THOUSAND AND NO/100 ($250,000.00) DOLLARS, commencing on the first (1st) day of the second month immediately following the Opening Date, and continuing on the first (1st) day of each third month thereafter for so long as St. Charles continues to operate the Casino at the Site. Such Annual Cash Payments may be shared with other governmental authorities, in the Parish's discretion, which are affected or impacted by the operation of the Casino.

     Section 1.3. Payment of Certain Sums. St. Charles hereby unconditionally agrees to pay to the Parish the Initial Cash Payment and the Annual Cash Payments for a minimum of six (6) years, when due as specified in Paragraphs 1.1 and 1.2 hereof, up to the aggregate sum of SEVEN MILLION AND NO/100 ($7,000,000.00) DOLLARS, which aggregate sum shall be payable by St. Charles notwithstanding the cessation of the operation of the Casino by St. Charles at the Site at any time during its first six (6) years of operations.

     Section 1.4.   Legally Mandated Boarding Fees.  In accordance with
Section 552A of the Louisiana Riverboat Economic Development and Gaming Control Act (the "Act"), St. Charles shall pay to the Parish a fee of $2.50 per passenger boarding the Casino (the "Boarding Fee Payment"), for so long as the Casino is located and operated at the Site. The Boarding Fee Payment shall be paid monthly, on or before the twentieth
(20th) day of each month for boardings during the prior month. St. Charles and the Parish may, in the future, agree to a substitute for the Boarding Fee Payment. Such substitute payment may take the form of a payment based upon a mutually agreed upon percentage of the St. Charles' gross gaming revenues (as defined in the Act) generated by the Casino.

                                   ARTICLE II

                  INFRASTRUCTURE EXPENDITURES, SPECIFICATIONS

     Section 2.1. Payment. St. Charles shall pay or cause to be paid to or spent for the benefit of the Parish and other state, local and federal authorities, the costs of the initial infrastructure, capital and other public safety improvements (collectively, the "Offsite Improvements") in the vicinity of the Site which are necessitated by the location of the Casino at the Site, including without limitation, traffic lights, street lights, road construction, water, sewer and other utility improvements. The Offsite Improvements shall be subject to the mutual agreement of St. Charles, the Parish and all other applicable governmental entities.

     Section 2.2. Specifications. All such Offsite Improvements shall be designed and constructed pursuant to and in accordance with Parish building code or other applicable standards and completed in a good and workmanlike manner, with due dispatch. During the course of all work pursuant to this Article, St. Charles shall comply with all current

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federal, state, Parish and applicable municipal laws, ordinances and regulations in the construction of the Offsite Improvements and apply for all applicable federal, state, Parish and applicable municipal permits. In connection herewith, St. Charles shall timely submit all infrastructure improvement plans affecting Parish roads to the Parish Engineer.

                                  ARTICLE III

                  SITE IMPROVEMENTS TO BE MADE BY ST. CHARLES

     Section 3.1. St. Charles shall use its best efforts to commence and complete the following improvements (the "Improvements") to the
Site:

          (a) a slip in which the Casino shall be moored during those periods of time when not cruising;

          (b) a terminal building, including a restaurant(s), a gift shop, passenger and patron amenities, and administrative offices and other related facilities; and

          (c) a multi-level parking garage and adequate surface parking facilities, together with appropriate landscaping and outdoor amenities for patrons and passengers.

     Section 3.2. Dependent on market factors, the availability of financing and the satisfactory completion and positive analysis of marketing studies, it is the further intent of St. Charles to construct a hotel on a tract of land adjacent to the Site.

     Section 3.3. The Improvements shall be constructed by St. Charles in accordance with designs, plans and specifications prepared for, and approved by, St. Charles, in its sole discretion, provided, however, all of such Improvements shall be built in accordance with applicable laws and regulations and pursuant to applicable federal, state and Parish permits.

                                   ARTICLE IV

                                   ANNEXATION

     St. Charles agrees to lawfully oppose the annexation of the Site by any municipality or other governmental authority and use its best efforts to persuade its landlord to also oppose the annexation of the Site by any governmental municipality or other governmental authority.

                                   ARTICLE V

                           OBLIGATIONS OF THE PARISH

     The Parish hereby agrees to cooperate with and assist St. Charles to the fullest possible extent and in an expeditious manner in its efforts to develop the Site and operate




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the Casino, provided, however, such cooperation and assistance shall not interfere with or impair the Parish from setting or making Parish policy. Furthermore, the Parish shall assist St. Charles in the coordination of all applicable federal, state and local authorities and adjacent municipalities to resolve access, infrastructure and other issues arising during the course of St. Charles' development of the Site and operation of the Casino.

                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF ST. CHARLES

     The obligations of St. Charles set forth herein are and shall be subject to the opening of the Casino for business at the Site and the receipt by St. Charles of any and all required approvals from all regulatory authorities having jurisdiction over St. Charles, the operations of the Casino and the location of the Casino at the Site, including without limitation, the Commission, the Division and the U.S. Army Corp of Engineers.

                                  ARTICLE VII

                              GOVERNING LAW/VENUE

     This Agreement shall be governed by the laws of the State of Louisiana. This Agreement is enforceable in the Fourteenth Judicial District Court, Parish of Calcasieu, State of Louisiana.

                                  ARTICLE VIII

                        BENEFIT - SUCCESSORS AND ASSIGNS

     This Agreement and the rights and obligations contained herein shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto.

                                   ARTICLE IX

                                ATTORNEYS' FEES

     In the event of a judicial proceeding brought by one party to this Agreement against the other party to this Agreement for enforcement or for breach of any provision of this Agreement, the prevailing party in such judicial proceeding shall be entitled to reimbursement from the unsuccessful party of all costs and expenses, including reasonable attorneys' fees incurred in connection with such judicial proceeding.

                                   ARTICLE X

                     RENEGOTIATION OF MONETARY OBLIGATIONS

     Section 9.1. St. Charles and the Parish acknowledge and agree that the obligations of St. Charles set forth in Section 1.2 hereof are based upon, and the parties have acted in



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reliance upon, the competitive situation with respect to casino gaming in Calcasieu Parish and elsewhere, and the current taxes and fees assessed by the State of Louisiana on riverboat casino gaming. In recognition that such competitive factors may change subsequent to the date hereof, and the State of Louisiana may increase fees and taxes impacting the riverboat casino gaming industry, St. Charles and the Parish agree that the obligations of St. Charles set forth in Section
1.2 hereof shall be subject to renegotiation by St. Charles and the Parish in the event of the occurrence of any of the following:

          (a) if a riverboat, barge and/or a land-based casino (a "Competitive Casino") is allowed within a one hundred (100) mile radius of Calcasieu Parish, excepting only the two (2) riverboats operated by Players International, Inc. in Lake Charles, Louisiana, and the land-based casino operated by Grand Casino, Inc. in Kinder, Louisiana; or

          (b) if a Competitive Casino is allowed in the State of Texas that has a material adverse impact on St. Charles; or

          (c) if the State of Louisiana increases, or passes legislation to increase, fees or taxes impacting the riverboat casino gaming industry in the State of Louisiana or laws change that directly or indirectly prohibit St. Charles from lawfully operating the Casino at the Site.

     Section 9.2. In the event of the occurrence of any of the matters set forth in Section 9.1 hereof, St. Charles and the Parish agree to renegotiate in good faith the financial obligations of St. Charles as set forth in Section 1.2 hereof.

     Section 9.3. In the event of the occurrence of any of the matters set forth in Section 9.1 hereof, the Parish, in its sole discretion, may choose to reduce the Boarding Fee Payments set forth in
Section 1.4 hereof.

                                   ARTICLE XI

                                   APPROVALS

     St. Charles and the Parish each represent and warrant to the other that the execution of this Agreement has been fully authorized by all necessary action, corporate or otherwise, in order that the terms hereof constitute their respective legal, valid and binding obligations.

                                  ARTICLE XII

                           MODIFICATION AND AMENDMENT

     This Agreement shall not be amended or otherwise modified in any manner except by an instrument in writing executed by both parties hereto.




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                                  ARTICLE XIII

                         UNDERSTANDINGS AND AGREEMENTS

     This Agreement contains the entire agreement between the parties with respect to the matters contained herein and supersedes all prior agreements.

                                  ARTICLE XIV

                                    NOTICES

     All notices, demands and requests which may be given or which are required to be given by any party to the others, shall be in writing and shall be deemed effective when either: (a) personally delivered to the intended recipient; (b) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) delivered in person to the address set forth below for the party to which the notice was given; (d) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Airborne, Emery or Purolator, addressed to such party at the address specified below; or (e) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

          If to St. Charles, to St. Charles Gaming Company, Inc.,
     2415 West Northwest Highway, Suite 103, Dallas, Texas 75220;
     Attention:  Edward R. McMurphy, President;

          With a copy to: T. J. Falgout, III, Stumpf & Falgout,
     1400 Post Oak Boulevard, Suite 400, Houston, Texas 77056;

          If to the Parish, to the Calcasieu Parish Police Jury,
     PO Box 1583, Lake Charles, Louisiana 70602-1583; Attention:
     President;

          With a copy to: Mark McMurry, Parish Administrator,
     Calcasieu Parish Police Jury, PO Box 1583, Lake Charles,
     Louisiana 70602-1583.

Any party hereto may designate a different address by notice given to the other party.




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                                   ARTICLE XV

                                  SEVERABILITY

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, that shall not affect or impair, in any way, the validity, legality or enforceability of the remainder of this Agreement.

     THUS DONE AND SIGNED in ____________________________, _____________
_______, in the presence of the undersigned competent witnesses, on this __________ day of June, 1995.



WITNESSES:                              ST. CHARLES GAMING COMPANY,
                                             INC.

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                                        By:
                                            ---------------------------
                                        Name:
------------------------------                -------------------------
                                        Title:
                                               ------------------------



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                             NOTARY PUBLIC



     THUS DONE AND SIGNED in Lake Charles, Louisiana, in the presence of the undersigned competent witnesses, on this ____________ day of June, 1995.


WITNESSES:                              CALCASIEU PARISH POLICE JURY


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                                        By:
                                            ---------------------------
                                             Ray Campbell, President
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                             NOTARY PUBLIC